SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

Quality Industrial Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-706-0806

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

As previously reported, on January 18, 2023, we entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Quality International Co Ltd FZC, a United Arab Emirates headquartered company (“Quality International”), which agreement provided for our purchase of 52% of the shares of Quality International (the “Shares”). Quality International is a revenue generating company that manufactures custom solutions for the Oil and Gas, Energy, Water Desalination, Wastewater, Offshore and Public Safety sectors.

As of March 6, 2023, the parties have executed all closing documents, which includes a Shareholders Agreement for the ongoing governance of Quality International, and the transaction has closed.

The purchase price for the Shares shall be up to $137,000,000 in cash, paid in six tranches, subject to the achievement of financial milestones presented in a schedule of payments which are set forth in the Purchase Agreement. We have paid the first tranche of $1 million, and we will with this closing of the acquisition pay the second tranche of $15 million before paying an additional $66 million under the third tranche over the next 210 calendar days. The remaining $55 million under the Purchase Agreement will be paid out in three further tranches conditional upon Quality International meeting minimum audited EBITDA targets for 2023 and 2024. The final tranche payment is scheduled to be made following the provision of audited financials for the year ended 2024.

Pursuant to the terms of the Purchase Agreement and a Shareholders Agreement, we will occupy two non-paid board seats including Chairman of the Board of Quality International and there shall be two other non-paid board seats for existing Quality International shareholders. An independent board member who will fill the fifth board seat, will be chosen by us and Quality International’s shareholders. Until the independent board member is appointed, the Chairman shall have a casting vote in the event of a tie at a meeting of the Board.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such documents, which are filed as Exhibits 2.1 hereto and which are incorporated herein by reference.

SECTION 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated herein by reference into this Item 2.01.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business Acquired

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K in its annual report on Form 10-K for the year ended December 31, 2022, within the time period required by such filing.

(b)	Pro Forma Financial Information

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1	Stock Purchase Agreement, dated January 18, 2023(1)

(1)	Incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K filed with the SEC on January 18, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Industrial Corp.

/s/ John-Paul Backwell

John-Paul Backwell, CEO

Date: March 9, 2023

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